EXHIBIT 4.1
                                                                     -----------

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD, TRANSFERRED OR OFFERED FOR RESALE OR TRANSFER OR USED AS COLLATERAL, EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                         5% CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT

                              XYBERNAUT CORPORATION


           THIS AGREEMENT is made as of the 30" day of June, 1997, between XYBERNAUT CORPORATION, Nasdaq Symbol "XYBR" (the "Company"), a Delaware corporation, with its principal office at 12701 Four Lakes Circle, Fairfax, VA 22033, and LIBERTYVIEW PLUS FUND (the "Purchaser"), with its principal office at c/o Hemisphere House, 9 Church Street, Hamilton, HM DX Bermuda.

           IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

           Section 1. Certain Definitions.  For purposes of this Agreement:

           "Agreement" means this 5% Convertible Preferred Stock Purchase Agreement.

           "Closing Date" means the date agreed to by the parties for the delivery of the original stock certificate against a wire transfer of the funds to the Company.

           "Closing" means the completion of the purchase and sale of the Shares on the Closing Date.

           "Common Stock" means the Common Stock of the Company, $0.01 par value per share.

           "Conversion   Date"  means  the  date  on  which  the  Purchaser  has
telecopied the Notice of Conversion to the Company.


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           "Convertible  Preferred Stock" means the shares of Series A Preferred
Stock of the Company convertible into common stock of the Company as hereinafter provided; including the Certificate of Designation designating the Series A Preferred Stock.

           "Conversion Price" means an amount equal to the lesser of (a) eighty-two (82%) percent of the average closing bid price of the Common Stock as reported by NASDAQ or any successor exchange in which the Common Stock is listed for the five (5) trading days preceding the Conversion Date, or (b) Three and 50/100 ($3.50) Dollars.

           "Conversion Shares" means the shares of Common Stock issued upon the conversion of the Convertible Preferred Stock.

           "Purchase Price" means the aggregate purchase price of the Shares purchased.

           "Shares" means the shares of Convertible Preferred Stock purchased pursuant to this Agreement.

           Section 2. Authorization and Sale of Shares.

           2.1 Authorization. Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance of the Shares.

           2.2 Agreement to Sell and Purchase the Shares. The offer and sale of the Shares are being made hereunder in reliance upon the provisions of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Company will sell and the Purchaser will buy Shares in reliance upon the representations and warranties of the Company and Purchaser contained in this Agreement, upon the terms and conditions hereinafter set forth, 600 Shares for an aggregate purchase price of Six Hundred Thousand ($600,000) Dollars based on the purchase price of $1,000 per share. The Shares shall pay a 5% cumulative dividend, payable in cash or Common Stock at the Conversion Price, at the discretion of the Company, at the time of each conversion. The purchase and sale of the Shares shall occur on the Closing Date.

           2.3 Time and Place of Closing. The Closing shall be held at the offices of Parker Chapin Flattau & Klimpl, LLP ("Escrow Agent"), 1211 Avenue of the Americas, New York, NY 10036, as promptly as practicable as agreed to by the parties to this Agreement.

           2.4 Payment and Delivery. At or prior to the Closing, the following shall occur:

                      (a) Purchaser shall remit by wire transfer the Purchase Price to Escrow Agent pursuant to the Escrow Agreement, dated June 30, 1997, among the Company, Purchaser and Escrow Agent (the "Escrow Agreement"), attached hereto as Attachment 1, as payment in full for the Shares.

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                      (b)  Company  shall  deliver or cause to be  delivered  to
Escrow Agent a certificate representing the Shares, registered in the name of Purchaser (or any nominee designated by Purchaser on the Closing Date), free and clear of all liens, claims, charges and encumbrances.

                      (c) Wire instructions for Parker Chapin Flattau & Klimpl, LLP are as follows:

                     Citibank, N.A.
                     ABA No. 021000089
                     For Further Credit to
                     Parker Chapin Flattau & Klimpl, LLP, Attorney Trust Account Account No. 37432544

All subscription funds shall be held in escrow by the Escrow Agent pursuant to the terms and conditions set forth in the Escrow Agreement among the Company, the Purchaser and the Escrow Agent.

           Section 3. General Representations and Warranties of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser that the following are true and correct as of the date hereof and as of the Closing Date.

           3.1 Organization; Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company.

           3.2 Capitalization. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, $0.01 par value per share, and 5,000,000 shares of nonvoting Preferred Stock, $0.01 par value, which have been designated Series A Convertible Preferred Stock, no par value. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company will reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion in full of the outstanding Shares. As of the Closing Date, the Company had reserved sufficient shares of Common Stock for issuance upon exercise of the Shares which are convertible, at Purchaser's option, at the Conversion Price, as per Section 9 of this Agreement.

           3.3 Authorization. The Company has all requisite corporate right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the

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authorization,  execution,  delivery and  performance  of this  Agreement by the
Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in Section 7.3 of this Agreement. Upon their issuance and delivery pursuant to this Agreement, the Shares will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Shares are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the Shares will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person.

           3.4 No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, Bylaws, Stockholders Agreements and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets and which would have a material adverse effect on the Company's business and financial condition.

           3.5 Accuracy of Reports and Information. The Company is in full compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12 (g) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has registered its Common Stock pursuant to Section 12 of the Exchange Act and the Common Stock is listed and trades on the Nasdaq National Small Cap Market.

           The Company has filed all material required to be filed pursuant to all reporting obligations, under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer to sale of the Shares (or for such shorter period that the Company has been required to file such material).

           3.6 SEC Filings/Full Disclosure. Since completion of the Company's initial public offering in July 1996, none of the Company's filings with the Securities and Exchange Commission contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading. The Company has timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission.

           There is no fact known to the Company (other than general economic conditions known

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to the public generally) that has not been disclosed in writing to the Purchaser which (i) could reasonably be expected to have a material adverse effect on the business or financial condition, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

           3.7 Absence of Undisclosed Liabilities. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except as set forth in the financial statements or as incurred in the ordinary course of business after the date of the financial statements.

           3.8 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except the filing with the SEC of a registration statement on Form S-3 for the purpose of registering the Common Stock underlying the Shares.

           3.9 Intellectual Property Rights. Except as disclosed in the Form 10-KSB, Form 10-QSBs and Form 8-Ks filed by the Company for a period of at least twelve (12) months immediately preceding this offer (the "Reports"), the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as presently conducted in the Reports. To the Company's knowledge, neither the Company nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a material adverse effect on the business or financial condition of the Company.

           3.10 Material Contracts. Except as set forth in the Reports, the agreements to which the Company is a party described in the Reports are valid agreements, in full force and effect the Company is not in material breach or material default under any of such agreements.

           3.11 Litigation. Except as disclosed in the Reports, there is no action, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

           3.12 Title to Assets. Except as set forth in Reports, the Company has good and marketable title to all properties and material assets described in the Reports as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

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           3.13  Subsidiaries.  Except as disclosed in the Reports,  the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

           3.14 Required Governmental Permits. The Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect.

           3.15 Listing. The Company will maintain the listing of its Common Stock on the Nasdaq National Small Cap Market or other organized United States market or Quotation system.

           3.16 Other Outstanding Securities/Financing Restrictions. Other than warrants and options to acquire shares of Common Stock as disclosed in the Reports, there are no other outstanding securities debt or equity presently convertible into Common Stock. The Company has no outstanding restricted share, or shares of Common Stock sold under Regulation S, Regulation D or outstanding under any other exemption from registration, which are available for sale as unrestricted ("free trading") stock.

           3.17 Legal Opinion. Purchaser shall, upon purchase of the Shares, receive an opinion letter from counsel to the Company, and the Company represents that it will immediately obtain such an opinion from counsel to the satisfaction of the Transfer Agent, to the effect that:

                      (i) The Company is incorporated and validly existing in the jurisdiction of its incorporation. The Company and/or its subsidiaries are duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the Company and/or subsidiaries owns or leases properties, maintains employees or conducts business, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has all requisite corporate power and authority to own its properties and conducts its business.

                      (ii) There is no action, proceeding or investigation pending, or to such counsel's knowledge, threatened against the Company which might result, either individually or in the aggregate, in any material adverse change in the business or financial condition of the Company.

                      (iii) To counsel's knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                      (iv) To counsel's knowledge, there is no action, suit, proceeding or investigation by the Company currently pending.

                      (v) The Convertible Preferred Stock, which shall be issued at the closing, are duly authorized and validly issued under the Company's State of Incorporation.

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                      (vi) This Purchase  Agreement,  the issuance of the Shares and the issuance of Common Stock, upon conversion of the Shares, have been duly approved by all required corporate action and that all such securities, upon delivery, shall be validly issued and outstanding, fully paid and nonassessable.

                      (vii) The issuance of the Shares will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.

                      (viii) Assuming the accuracy of the representation and warranties of the Company and the Purchaser set forth in this Purchase Agreement, the offer, issuance and sale of the Convertible Preferred Stock and Conversion Shares to be issued upon exercise to the Purchaser pursuant to this Purchase Agreement are exempt from the registration requirements of the Securities Act.

           3.18 Use of Proceeds. The Company represents that the net proceeds from this offering will be used for general corporate purposes.

           3.19 Dilution.  The Company is aware and acknowledges that conversion
of  the  Shares  could  cause  dilution  to  existing   shareholders  and  could
significantly increase the outstanding number of shares of Common Stock.

           Section 4. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that the following are true and correct as of the date hereof and as of the Closing Date.

           4.1 Authority. The Purchaser's signatory has all right, power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and will constitute the legal, valid and binding obligations of the Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in Section 7.3 of this Agreement.

           4.2 Investment Experience. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company's business and financial condition and has had access to and has acquired sufficient information about the Company, including the Reports, to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares. Purchaser has the ability to bear the economic risk of Purchaser's investment pursuant to this Purchase Agreement. Purchaser has not been organized for the purpose of investing in securities of the Company,

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although such investment is consistent with Purchaser's purpose.

           4.3 Investment Intent. Without limiting its ability to resell the Shares and underlying Common Stock pursuant to an effective registration statement, Purchaser represents that it is purchasing the Shares for its own account as principal for investment purposes. Purchaser understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchaser or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and any applicable state securities laws, and the rules and regulations promulgated thereunder.

           4.4 Registration or Exemption Requirements. Purchaser further acknowledges and understands that the Shares may not be transferred, resold or otherwise disposed of except in a transaction registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available. Purchaser understands that the certificate(s) evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

           4.5 No Legal, Tax or Investment Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has relied on, and has consulted with, such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchaser of the Shares.

           4.6 Purchaser Review. Purchaser hereby represents and warrants that the Purchaser has carefully examined the Reports and the financial statements contained therein. The Purchaser acknowledges that the Company has made available to the Purchaser all documents and information that it has requested relating to the Company and has provided answers to all of its questions concerning the Company and the Shares. Nothing stated in the previous two sentences, however, shall be deemed to affect the representations and warranties of the Company contained in this Agreement.

           4.7 Restrictions on Conversion of Shares. The Purchaser or any subsequent holder of the shares (the "Holder") shall be prohibited from converting any portion of the Shares which would result in the Purchaser or the Holder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of 4.99% or more of the then issued and outstanding Common Stock of the Company.

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           Section 5. Conditions to the Purchaser's  Obligation to Purchase. The
Company understands that the Subscriber's obligation to purchase the Shares is conditioned upon:

           (a) Acceptance by Purchaser of this Agreement for the sale of the Stock, as evidenced by the execution of this Agreement by an authorized officer;

           (b) Delivery of the Shares into Escrow;

           (c) Execution and delivery by the Company of the Escrow Agreement and the Registration Rights Agreement in the form of Attachment I and Attachment 11;

           (d) Delivery of a filed Certificate of Designation; and

           (e) Delivery of an Opinion of Counsel as per Section 3.17 herein.

           Section 6. Conditions to Company's Obligation to Sell. Purchaser understands that the Company's obligation to sell the Shares is conditioned upon:

           (a) The receipt and acceptance by the Company of this Agreement for all of the Shares as evidenced by execution of this Agreement by an authorized officer.

           (b) Delivery into escrow by Purchaser of good funds as payment in full for the purchase of the Shares; and

           (c) Execution and delivery by the Purchaser of the Escrow Agreement and the Registration Rights Agreement in the forms of Attachment I and Attachment II.

           Section 7. Compliance with the Securities Act.

           7.1 Registration Rights Agreement. The parties will enter into a Registration Rights Agreement, annexed hereto as Attachment II.

           7.2 Underwriter. The Company understands that the Purchaser disclaims being an "underwriter" (as such term is defined under the Securities Act and the rules and regulations promulgated thereunder (an "Underwriter")), but Purchaser being deemed an Underwriter shall not relieve the Company of any obligation it has hereunder, except as may be required by law.

           7.3 Indemnification. Each of the Company and the Purchaser agrees to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.


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           7.4 Information  Available.  So long as any registration statement is effective covering the resale of the Conversion Shares, the Company will furnish to Purchaser:

           (a) as soon as possible after available (but in the case of the Company's Annual Report to Stockholders, within 150 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a national firm of certified public accountants); (ii) each of its Quarterly Reports to Stockholders, and its Quarterly Reports on Form 10-QSB; and (iii) a full copy of the registration statement covering the Conversion Shares (the foregoing, in each case, including exhibits); and

           (b) upon the reasonable request of Purchaser, such other information that is generally available to the public.

           7.5 Temporary Cessation of Offers and Sales by Purchaser. The Purchaser acknowledges that there may occasionally be times when the Company may be required to suspend the use of the prospectus forming part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, until the prospectus is supplemented or amended to comply with the Securities Act, or until such time as the Company has files an appropriate report with the Commission pursuant to the Exchange Act. The Company agrees to file any necessary amendments, supplements and reports as soon as practicable under the circumstances. Purchaser hereby covenants that it will not sell any Common Stock pursuant to said prospectus during a period of not more than 45 days commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus, as the same may have been supplemented or amended.

           7.6 Transfer of Common Stock After Registration. Purchaser hereby covenants with the Company not to make any sale of the Common Stock except either (i) in accordance with the Registration Statement, in which case Purchaser covenants to comply with the requirement of delivering a current prospectus, or (ii) such time as all of the Common Stock may be sold in any three-month period pursuant to Rule 144 under the Securities Act.

           7.7 Termination of Obligations. The obligations of the Company pursuant to the Registration Rights Agreement shall cease and terminate upon the earlier to occur of (i) such time as, all of the Common Stock have been sold by Purchaser, or (ii) such time as all of the Common Stock may be sold in any three month period pursuant to Rule 144 under the Securities Act.

           7.8 Legend. The certificate or certificates representing the Shares and, upon conversion, the Conversion Shares shall be subject to a legend restricting transfer under the Securities Act of 1933, such legend to be substantially as follows:

           "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, AND MAY NOT BE TRANSFERRED OR DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT UNDER THE ACT IS THEN IN EFFECT WITH RESPECT THERETO AND SUCH SALE IS MADE PURSUANT TO SUCH REGISTRATION STATEMENT OR (2) A WRITTEN OPINION FROM COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH TRANSFER OR DISPOSITION WILL NOT VIOLATE THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

Such securities shall also include any legends required by any applicable state securities laws.

           With respect to the Shares and the Conversion Shares, the legend(s) shall be removed and the Company shall issue a replacement certificate without such legend to the holder of such certificate if such holder provides to the Company an opinion of counsel reasonably acceptable to the Company, to the effect that a sale, transfer or assignment of such securities may be made without registration.

           7.10 Permissive Redemption. The Company has the right to redeem the Shares, in whole or in part, in cash or in Common Stock, as follows:

           When a conversion request is submitted and when the Conversion Price is at or below $2.625, the Company has the option to redeem all or a portion of the first twenty-five (25%) percent of the outstanding Shares for a redemption price equal to one hundred ten (110%) percent of the Liquidation Value (as defined in the Certificate of Designation) of the Shares, or issue shares at a redemption price equal to eighty-two (82%) percent of the average closing bid price of the Common Stock as reported by NASDAQ or any successor exchange in which the Common Stock is listed for the five (5) trading days preceding the Conversion Date. For all or a portion of the second twenty-five (25%) percent of outstanding Shares for which conversions are submitted, if the Conversion Price is at or below $2.625, the Company has the option to redeem for one hundred twenty (120%) percent of the Liquidation Value of the Shares, or issue shares at a redemption price equal to eighty-two (82%) percent of the average closing bid price of the Common Stock as reported by NASDAQ or on other securities exchanges or markets in which the Common Stock is listed for the five (5)trading days ending on the day before the Closing Date.

           For any conversions of the remaining outstanding principal amount submitted at or below a floor price of One ($1.00) Dollar per Conversion Share, Shares may be redeemed by the Company at the time(s) of conversion at one hundred ten (110%) percent of the Liquidation Value of the Shares.

           The Company shall give written notice by telecopy to the Purchaser of its election to redeem the Shares one (1) business day after receipt of the Notice of Conversion. Upon notice of its right to redeem the Shares the Company shall wire transfer the appropriate amount of funds which shall include Redemption Price, as defined in Certificate of Designation filed June 30, 1997, and any and all penalties and liquidated damages, if any, to Purchaser within ten (10) days of such notice. If the Company does not wire the appropriate amounts of funds to Purchaser, the Company shall pay to the Purchaser a penalty in an amount in cash equal to two (2%) percent of the redemption price to be paid for such redemption. If the Company fails to pay the Redemption Price on the Redemption Date, as defined in the Certificate of Designation filed June 30, 1997, the Purchaser shall have the right to convert the Series A Preferred Stock previously presented to the Company and not redeemed. The Company shall have the right to redeem the Series A Preferred Stock in accordance with the terms of this paragraph in any subsequent redemption; provided, however, that if the Company fails to pay the Redemption Price in a subsequent redemption within ten (10) days, the Company shall have the right to redeem the Series A Preferred Stock thereafter, only upon wiring the Redemption Price to the holders simultaneously with sending the notice of redemption. On or after the Redemption Date, the holders of shares of Series A Preferred Stock called for redemption shall surrender the certificates evidencing the shares called for redemption to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price.

           Section 8. Legal Fees and Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

           Section 9. Conversion. Conversion of the Convertible Preferred Stock may be made at the Conversion Price as follows:

           0-90  days          None
           after               90 days Up to 25% of the outstanding Shares, plus
                               accrued  and  unpaid   dividends  and  liquidated
                               damages   accrued,   if  any,   and  25%  of  the
                               outstanding Shares plus dividends if any begins each successive quarter, on a cumulative basis.

           9.1 Notice of Conversion. Purchaser may convert, in whole or in part, the Shares into Common Stock by telecopying an executed and completed Notice of Conversion (in the form annexed hereto as Exhibit A) to the Company and delivering the original Notice of Conversion and the certificate representing the Shares to the Company by express courier within five (5) business days of exercise. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will transmit the certificates representing the Common Stock issuable, upon conversion of all or any part of the Shares (together with the certificates representing portions of the Shares not so converted) to the Purchaser via express courier within five (5) business days after the Company has received the original Notice of Conversion and shares certificate being so converted. The Notice of Conversion and certificate representing the portion of the Shares converted shall be delivered as follows and become effective upon delivery to each of the persons below:

           To the Company:

           Xybernaut Corporation
           12701 Four Lakes Circle
           Fairfax, VA 22033
           Attn:     Edward G. Newman, President
           (Tele) (703) 631-6925
           (Fax) (703) 631-6734

           with copies to:

           Xybernaut Corporation
           12701 Four Lakes Circle
           Fairfax, VA 22033
           Attn:     John Moynahan, Treasurer
           (tele) (703) 631-6925
           (fax) (703) 631-6734

           Steven A. Newman
           303 Avenida Cerritos
           Newport Beach, CA 92660
           (tele) (714) 760-5470
           (fax) (714) 760-3865

           Martin Eric Weisberg, Esq.
           Parker Chapin Flattau & Klimpl, LLP
           1211 Avenue of the Americas
           New York, NY 10019
           (tele) (212) 704-6000
           (fax) (212) 704-6288

           Christopher Auguste, Esq.
           Parker Chapin Flattau & Klimpl, LLP
           1211 Avenue of the Americas
           New York, NY 10019
           (tele) (212) 704-6000
           (fax) (212) 704-6288

or to such other person at such other place as the Company shall designate to the Purchaser in writing.

           In the event that the Shares are not converted within ten (10) business days of receipt by the Company of a valid Notice of Conversion and certificates representing the Shares to be converted (such date of receipt referred to as the "Conversion Date"), the Company shall pay to the Purchaser, by wire transfer, as liquidated damages for such failure and not as a penalty, an amount in cash equal to one (1%) percent per day of the purchase price of the Shares to be converted which shall run from the initial Conversion Date and Purchaser has the option to withdraw the Notice of Conversion previously sent; provided, that the Company shall not be responsible for (or required to pay) such liquidated damages if such failure to convert was not caused by any actions or omissions of the Company.

           Section 10.  Call Option.

           (a) At any time on or before September 1, 1997, the Company shall be entitled to call up to 2,000 shares of the Series A Preferred Stock at a call price equal to one hundred ten (110%) percent of the Liquidation Value (as defined in the Certificate of Designation), plus all accrued and unpaid dividends.

           (b) In the event the Corporation closes on an offering for its Common Stock at a price per share under $6.00, the Corporation may, at its option, call all outstanding shares of Series A Preferred Stock at a call price equal to two hundred (200%) percent of the Liquidation Value.

           (c) In the event the Corporation has an offering for its Common Stock at a price per share equal to or greater than $6.00, then the holder shall be required to convert all outstanding shares of Series A Preferred Stock five (5) days prior to the scheduled closing of such offering and the Holder may, at its option, hold such Common Stock or sell such Common Stock as part of such offering.

           Section 11. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first class registered or certified airmail, postage prepaid, and shall be deemed given when so mailed:

           (a)        if to the Company, to

                      Xybernaut Corporation
                      12701 Four Lakes Circle
                      Fairfax, VA 22033
                      Attn:     Edward G. Newman, President
                      (Tele) (703) 631-6925
                      (Fax) (703) 631-6734
           copy to:

                      Martin Eric Weisberg, Esq.
                      Parker Chapin Flattau & Klimpl, LLP
                      1211 Avenue of the Americas
                      New York, NY 10036
                      (Tele) (212) 704-6050
                      (Fax) (212) 704-6288

or to such other person at such other place as the Company shall designate to the Purchaser in writing;

           (b)        if to the Purchaser, to

                      Libertyview Plus Fund
                      c/o Hemisphere House 9 Church Street
                      Hamilton, HM DX Bermuda
                      (tele)
                      (fax)

           copy to:

                      Sheldon E. Goldstein, P.C.
                      65 Broadway, 10th Fl.
                      New York, NY 10006
                      Attn:     Sheldon E. Goldstein
                      (tele) (212) 809-4220
                      (fax) (212) 809-4228

or at such other address or addresses as may have been furnished to the Company in writing; or

           (c) if to any transferee or transferees of a Purchaser, at such address or addresses as shall have been furnished to the Company at the time of the transfer or transfers, or at such other address or addresses as may have been furnished by such transferee or transferees to the Company in writing.

           Section 12.  Miscellaneous.

           12.1 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement or any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

           12.2 Amendments. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and by Purchaser.

           12.3 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

           12.4 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

           12.5 Governing Law/Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the courts of or located in the State of New York, specifically the Southern District of New York and/or the Supreme Court of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

           12.6 Certificate of Designation. In the event of any inconsistency or conflict between the terms and provisions of this Agreement and the terms and provisions of the Certificate of Designation, the terms and provisions of the Certificate of Designation shall control.

           12.7 Recovery of Attomey's Fees. Should any party bring an action to enforce the terms of this Agreement then, if Purchaser prevails in such action it should be entitled to recovery of its attomey's fees from the Company, and if the Company prevails in such action it shall be entitled to recovery of its attomey's fees from the Purchaser.

           12.8 Fees. Notwithstanding Section 12.6, the Company acknowledges that Purchaser shall have no responsibility for the payment of any of its fees in connection with this offering.

           12.9 Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

           12.10 Publicity. The Purchaser shall not issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the Company, except as may be required by applicable law or regulation.

           12.11 Survival. The representations and warranties in this Agreement shall survive Closing.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives the day and year first above written.


                                             XYBERNAUT CORPORATION


                                             By ______________________________
                                                   Officer

                                             LIBERTYVIEW PLUS FUND, Purchaser


                                             By ______________________________
                                                   Officer

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION

        (To be Executed by the Registered Holder in order to Convert the
                         5% Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert shares of 5% Convertible Preferred Stock, Certificate No. (the "Preferred Stock") into shares of common stock of XYBERNAUT CORPORATION (the "Company") according to the conditions hereof, as of the date written below.

           The undersigned represents and warrants that

(i) All offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made in compliance with Regulation D, pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to registration of the Common Stock under the Act, subject to any restrictions on sale or transfer set forth in the Preferred Stock Purchase Agreement between the Company and the original holder of the Certificate submitted herewith for conversion.

(ii) Upon conversion pursuant to this Notice of Conversion, the undersigned will not own or deemed to beneficially own (within the meaning of the Securities Exchange Act of 1934, as amended) 4.9% or more of the then issued and outstanding shares of the company.


______________________________             _____________________________________
Date of Conversion                         Applicable Conversion Price


______________________________             _____________________________________
Number of Common Shares upon               $ Amount of Conversion
Conversion


______________________________             _____________________________________
Signature                                  Name



______________________________             _____________________________________
Address:                                   Delivery of Shares to: